UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2010
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19681 (Commission File Number)	36-2419677 (I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
On May 5, 2010, John B. Sanfilippo & Son, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Orchard Valley Harvest, Inc. (“OVH”) pursuant to which the Company will purchase certain assets and assume certain liabilities of OVH. The purchase price for the assets of OVH is $29.5 million in cash, subject to a working capital adjustment, plus additional future consideration of up to $10.5 million, which is contingent upon performance of the acquired business for the 2010 and 2011 calendar years, as more specifically described in the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and covenants and provides for indemnification by each of the parties (as well as by Stephen J. Kerr, John Potter and Matthew I. Freidrich, solely as the Trustee of the Payton Potter 2007 Irrevocable Trust (the “Shareholders”) in certain circumstances) in the event of, among other things, a breach of such representations, warranties or covenants. A portion of the cash consideration will be held in escrow for up to 18 months in order to secure such indemnification obligations. The Purchase Agreement also contains certain customary termination rights for both the Company and OVH, including a termination right for either party if the closing does not occur by June 24, 2010. OVH is one of the nation’s leading suppliers of branded and private label nut and dried fruit products in the produce category. The acquisition will be funded from excess availability in the Company’s bank credit facility. The acquisition is expected to close prior to the completion of the Company’s current fiscal year ending June 24, 2010, subject to customary closing conditions. In addition, the Shareholders are parties to the Purchase Agreement solely with respect to certain indemnification provisions.
The foregoing description of the Purchase Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Purchase Agreement and the summary above have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. The Purchase Agreement contains representations, warranties and covenants of the Company, on the one hand, and OVH, on the other hand, made for the benefit of the other and negotiated by the parties as of a specified date to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the acquisition. The assertions embodied in those representations and warranties and the obligations embodied in those covenants are subject to contractual standards of knowledge and materiality and/or are modified or qualified by information in the confidential disclosure schedules delivered to the Company. They are not intended to provide any other factual information about the Company or OVH without consideration to the entirety of public disclosure set forth in public reports, statements and other filings the Company makes with the Securities and Exchange Commission (“SEC”). Business and operational information regarding the Company is available in the reports, statements and other filings the Company makes with the SEC.
ITEM 8.01. Other Events.
On May 5, 2010, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this report by this reference.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following are included as exhibits to this report:

Exhibit
Number	Description
10.1	Purchase Agreement by and between John B. Sanfilippo & Son, Inc. and Orchard Valley Harvest, Inc. dated May 5, 2010, and signed by Stephen J. Kerr, John Potter and Matthew I. Freidrich, solely as the Trustee of the Payton Potter 2007 Irrevocable Trust.*

99.1	Press Release dated May 5, 2010

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of the exhibits and schedules are contained within the Purchase Agreement. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
May 11, 2010	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Purchase Agreement by and between John B. Sanfilippo & Son, Inc. and Orchard Valley Harvest, Inc. dated May 5, 2010, and signed by Stephen J. Kerr, John Potter and Matthew I. Freidrich, solely as the Trustee of the Payton Potter 2007 Irrevocable Trust.*

99.1	Press Release dated May 5, 2010

*	The exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of the exhibits and schedules are contained within the Purchase Agreement. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request.